EXHIBIT 10.19

HealthStream, Inc.

Board of Directors

Compensation Committee

Amended 2019 Provider Solutions Cash Incentive Bonus Plan

For the Business Segment President

Overview:

Pursuant to the HealthStream, Inc. 2016 Omnibus Incentive Plan, the Compensation Committee (the “Committee”) of the Board of Directors of HealthStream, Inc. (the “Company”) hereby establishes this Amended 2019 Provider Solutions Cash Incentive Bonus Plan for the Business Segment President (the “Plan”).  The Plan is a cash-based, short-term incentive portion of the Company’s Provider Solutions segment (the “Business Unit”) incentive compensation structure for the president (“President”) of the Business Unit.  The purpose of the Plan is to specify appropriate opportunities to earn a cash bonus with respect to the (i) Business Unit’s 2019 fiscal year performance and/or (ii) the Company’s overall 2019 fiscal year performance, each in order to reward the President for the Business Unit’s and/or the Company’s financial performance during fiscal year 2019 and to further align his interest with those of the shareholders of the Company.

Definitions:

•	Provider Solutions Actual Operating Income before bonuses – The Business Unit’s Operating Income achieved in fiscal 2019, excluding bonuses.

•	Enterprise Actual Operating Income before bonuses – The Company’s Operating Income achieved in fiscal 2019, excluding bonuses.

•	Annual Bonus – The annual bonus paid to President after the Committee determines the applicable financial measure has been achieved.

•	Provider Solutions Incremental Operating Income – Provider Solutions Actual Operating Income before bonuses less Provider Solutions Target Operating Income.

•	Enterprise Incremental Operating Income – Enterprise Actual Operating Income before bonuses less Enterprise Target Operating Income.

•

Provider Solutions Operating Income – The Business Unit’s Operating Income for the 2019 fiscal year calculated in accordance with generally accepted accounting principles under ASC 606 and consistent with the Company’s past practice and presented in the Company’s audited financial statements, provided the following expenses are excluded from the calculation of Provider Solutions Operating Income: for acquisitions and divestitures within or directly impacting the Business Unit, acquisition and divestiture expenses for transactions within the calendar year and operating income (loss) from acquisitions and divestitures consummated during the calendar year (the “Excluded Expenses”).  The Committee has the negative discretion to include the Excluded Expenses in the calculation of Provider Solutions Operating Income.

•

Enterprise Operating Income - The Company’s Operating Income for the 2019 fiscal year calculated in accordance with generally accepted accounting principles under ASC 606 and consistent with the Company’s past practice and presented in the Company’s audited financial statements, provided the following  are excluded from the calculation of Operating Income: (i) acquisition and divestiture expenses incurred within the calendar year to the extent such expenses are in excess of the amount originally allocated to such purpose in the Company’s 2019 budget; (ii) operating income (loss) from acquisitions and divestitures consummated during the calendar year; and (iii) expenses in connection with the stock contribution from Robert A. Frist, Jr. to the Company on or about June 26, 2019 and the associated stock issuance from the Company to non-executive officers of the Company on or about July 25, 2019

(collectively, the “Excluded Expenses”). The Committee has the negative discretion to include the Excluded Expenses in the calculation of Enterprise Operating Income.

•

Provider Solutions Target Operating Income – Provider Solutions Operating Income for the 2019 fiscal year in an amount established by the Committee by resolution within the first 90 days of the Company’s 2019 fiscal year.

•

Enterprise Target Operating Income – Enterprise Operating Income for the 2019 fiscal year in an amount established by the Committee by resolution within the first 90 days of the Company’s 2019 fiscal year.

2019 Financial Measure and Plan Principles:

1.	The financial measures for 2019 are Provider Solutions and/or Enterprise Operating Income – Provider Solutions and/or Enterprise Operating Income will be the financial measure for 2019.

2.

The Annual Bonus is funded by Provider Solutions and/or Enterprise Incremental Operating Income – The Annual Bonus will be earned from an amount of Provider Solutions and/or Enterprise Incremental Operating Income.

The Plan

Eligibility

Two groups are eligible for participation in the Plan:

•

President – The maximum Annual Bonus the President shall be eligible to receive under the Plan shall be an amount equal to 40 percent of the President’s base salary, with that 40% being comprised as follows:  32% from Provider Solutions Incremental Operating Income and 8% from Enterprise Incremental Income..  Therefore, 80% of the President’s Annual Bonus is based on achieving and exceeding Provider Solutions Target Operating Income and the other 20% is based on achieving and exceeding Enterprise Target Operating Income.

•	Employment Requirements – Participants in the Plan who were employed with the Company through December 31, 2019 shall be eligible to receive bonus payments, if any, under the Plan regardless of whether such employees are employed on the date such payments are actually made.  Notwithstanding the foregoing, in the case of death or disability, the participant’s pro rata share from January 1, 2019 through the date of participant’s death or disability shall be awarded.

Payout

Payouts under the Plan shall be determined as follows:

1.

Provider Solutions Incremental Operating Income will be determined by subtracting the Provider Solutions Target Operating Income from Actual Operating Income before bonuses.  The Provider Solutions Incremental Operating Income will then be multiplied by 32% for the President.

2.

Enterprise Incremental Operating Income will be determined by subtracting the Enterprise Target Operating Income from Enterprise Actual Operating Income before bonuses.  The Enterprise Incremental Operating Income will then be multiplied by 8% for the President.

3.	Any such Annual Bonus made to the President pursuant to the Plan shall be payable at such time as bonuses are paid generally to executive officers of the Company.